Converted Organics, Inc. Secures Rhode Island Site for Second Organic Fertilizer Facility

New Facility Will Significantly Increase Company’s Ability to Meet Growing Product Demand

BOSTON, Jan 15, 2008 (BUSINESS WIRE) — Converted Organics Inc. (NASDAQ:COIN) announced today that they executed an Option to Lease with the Rhode Island Resource Recovery Corporation (RIRRC) to build a state-of-the-art organic fertilizer facility in Johnston, RI. The Lease Option represents the second such contract secured by Converted Organics in two years; the company’s first facility is under construction in Woodbridge, NJ.

“The option to lease the Rhode Island property for development of Converted Organics’ second facility represents a significant milestone for our company,” said Ed Gildea, President, Chairmen, and CEO of Converted Organics, Inc. “Converted Organics is now exceptionally well-positioned at the cross-roads of three significant global economic trends: the explosive growth in organic farming, the critical need for sustainable solid waste recycling solutions, and the overwhelming demand for green technology investment opportunities.”

Converted Organics will construct a 40,000 square foot facility for the processing of organic materials, such as food waste, into liquid and solid fertilizer products for the retail, turf management, and agribusiness markets. At full capacity, the facility will process up to 200 tons per day, or 60,000 tons annually. The facility will be located on the grounds of RIRRC’s property, which also houses the state’s only active municipal landfill. Material that would otherwise be deposited in the landfill will be diverted to Converted Organics’ new facility. Converted Organics anticipates that the facility will begin operations in 2009.

The new facility will increase the recycling rate within the State of Rhode Island, while also extending the life of the landfill by eliminating 10-15 percent of the waste currently being deposited there, and will aide in preventing associated increases in greenhouse gas emissions.

“This facility represents an important partnership between Converted Organics and RIRRC, and is the first of several municipal development projects our company has underway,” said Mr. Gildea. “We are excited that our partnership with RIRRC will not only will help Converted Organics satisfy the significant demand for our products, but also bring multiple new jobs to the Johnston community.”

About Rhode Island Resource Recovery Corporation

The Rhode Island Resource Recovery Corporation is the state environmental agency dedicated to providing the public with environmentally sound programs and facilities to manage solid waste. The agency funds and manages the state’s recycling program, and owns and operates the Central Landfill and Materials Recycling Facility in Johnston, Rhode Island.

Created by the Rhode Island General Assembly in 1974 as the Rhode Island Solid Waste Management Corporation, the corporation changed its name in August, 1996. Although not a department of the state government, RIRRC is a public corporation and a component of the State of Rhode Island for financial reporting purposes. To be financially self-sufficient, the agency earns revenue through the sale of recyclable products, methane gas royalties and fees for its services.

RIRRC, in partnership with grocery stores in R.I., has developed a unified, free recycling program for plastic bags and plastic film. The stores, from large national chains to neighborhood markets, are members of the Rhode Island Food Dealers Association, which endorsed the recycling effort and promoted participation. Known as “ReStore,” the program offers Rhode Islanders the opportunity to recycle their plastic film bags. Collection barrels are located at participating grocery stores. Since all plastic bags are eligible for recycling, it doesn’t matter what name-brand bags are deposited in the barrels. Consumers can recycle all types of plastic film including plastic newspaper sleeves, dry cleaner bags, and produce baggies.

About Converted Organics Inc.

Converted Organics (NASDAQ: COIN), based in Boston, MA, is a development stage company dedicated to producing valuable all natural, organic soil amendment or fertilizer products through food waste recycling. The company uses proven, state-of-the-art technologies to create a product that helps grow healthier food and improve environmental quality. Converted Organics plans to sell and distribute its environmentally-friendly fertilizer products in the retail, turf management, and agribusiness markets.

Converted Organics’ fertilizer products will be produced in both a dry pellet and liquid concentrate. Converted Organics products have been tested in numerous field trials for more than a dozen crops with the result that, on average, the net value of the farmer’s crop increased 11-16%, depending on the particular crop and product application. This is due, in part, to the disease suppression characteristics of the product, which reduce or eliminate the need for other costly, often toxic, crop protection applications. Increased use of nitrogen in commercial agriculture and turf grass applications, such as golf courses, has reduced the soil’s ability to absorb nitrogen and other nutrients. Using the products produced by Converted Organics helps restore the soil by replenishing these micronutrients. This reduces the amount nitrogen required in a virtuous cycle that benefits from long-term use. As a result, use of the product will reduce chemical run-off to streams, ponds and rivers, an objective with significant long term benefits to the environment.

The products have a long shelf life compared to many other organic fertilizers. In a number of lab and field trials, the liquid product has been shown to be effective in mitigating powdery mildew, a leaf fungus that effects most plants and grasses and restricts the flow of water and nutrients to the plant. The Company’s fertilizer products can be used on a stand-alone basis or in combination with more traditional fertilizers and crop protection products. Converted Organics expects to benefit from increased regulatory focus on organic waste processing and on environmentally-friendly growing practices.

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the prospectus, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G

SOURCE: Converted Organics Inc.

PR Financial Marketing
Jim Blackman, 713-256-0369
jim@prfmonline.com

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